UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                 VALCOM, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                                                58-1700840
-------------------------------				    --------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               identification No.)




                          920 South Commerce Street
                         Las Vegas, Nevada 89106-4501
	     ---------------------------------------------------
             (Address of principal executive offices) (Zip Code)

                       2005 EXECUTIVE COMPENSATION PLAN
		       --------------------------------
                             (full title of plan)

                               Vince Vellardita
                          920 South Commerce Street
                           Las Vegas, Nevada 89106
                                (702) 385-9000
	  ----------------------------------------------------------
          (Name, address, and telephone number of agent for service)

                                With a copy to:

                            Darrin M. Ocasio, Esq.
                             Yoel Goldfeder, Esq.
                      Sichenzia Ross Friedman Ference LLP
                            1065 Avenue of Americas
                              New York, NY 10018
                                (212) 930-9700
                              Fax: (212) 930-9725


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- -------------------

Common Stock               2,000,000 (1)           $0.10                $200,000              $21.40
($.0001 par value)
----------------------- --------------------- -------------------- --------------------- -------------------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on January 17, 2006.
 (1)   Shares underlying the 2006 Executive Stock Compensation Plan.

EXPLANATORY NOTE

       This Registration Statement is being filed in order to register 2,000,000 shares of common stock, $0.001 par value per share, of ValCom, Inc. with respect to its 2005 Executive Stock Compensation Plan.

       In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock, which have been issued upon the grants of common stock to executive officers and directors of ValCom, Inc.

Prospectus

                                 ValCom, Inc.

                       2,000,000 SHARES OF COMMON STOCK

                            issued pursuant to the

                    2005 Executive Stock Compensation Plan

       This prospectus relates to the sale of up to 2,000,000 shares of common stock of ValCom, Inc. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 2005 Consultant Stock Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

       Our common stock trades on The Over-The-Counter Bulletin Board under the symbol "VACM.ob" On January 17, 2005, the closing sale price of the common stock was $0.10 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 8.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            The date of this prospectus is January 23, 2006.

                               TABLE OF CONTENTS
                                                                        PAGE

Prospectus Summary                                                      6
Risk Factors                                                            8
Selling Stockholders                                                    12
Plan of Distribution                                                    13
Interests of Named Experts and Counsel                                  13
Incorporation of Certain Documents by Reference                         13
Disclosure of Commission Position on Indemnification
For Securities Act Liabilities                                          14
Available Information                                                   15

                              PROSPECTUS SUMMARY

OVERVIEW

       We are a diversified entertainment company with the following operating activities:

1. STUDIO RENTAL.

       Our subsidiary, Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004. On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

       Our   business    includes    television   production  for  network  and
syndication programming, motion pictures, and real estate holdings, however, revenue is primarily generated through the lease of the sound stages and production. Our past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages,
we also own a small library   of   television   content,   which  is  ready for
worldwide distribution and several major television series in advanced stages of development. Our Studio Division is composed of two properties:
920 South Commerce which is leased and 41 North Mojave which we have 1/3 equity in the real estate of 7.5 acres, 160,000 square feet of commercial space, giving us a total of 9 sound stages and a recording studio. Our corporate offices are located at the Commerce Studios which houses a state-of-the art production studio, broadcast facilities, recording studios, production design construction, animation and post-production.

       In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

       On June 10, 2004, we had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party.

       An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.

       As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

       On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

       We initiated a lawsuit against Laurus Master Fund and Chicago Title disputing the amount of fees owed from proceeds of the sale.

2. FILM PRODUCTION DIVISION.

       In addition to producing our own television and motion picture programming, we have an exclusive three-year term facilities agreement in place for productions in Los Angeles County with Woody Fraser of Woody Fraser Productions A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001. According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%. The revenues for year ending Sept. 30, 2002 was around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10, 2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

       We have entered into a production agreement with entertainment industry producer Jeff Franklin who also joins our Strategic Advisory Board.

3. ANIMATION DIVISION.

       On October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue. The Company has secured a seven year marketing contract with BCI Navarre, a video marketing company.

       On September 27, 2005,ValCom, Inc. signed a letter of intent to acquire Digital Animation Media, Ltd., a privately held Irish corporation headquartered in Dublin, Ireland. Digital Animation Media, Ltd., one of the premier independent animation companies in Europe and a leading provider of animation software to other production companies worldwide. With its production capability and proprietary technology, the company is well positioned to take advantage of the growth in existing animation markets as well as a burgeoning market for wireless animation tools and content with clients such as Disney, Warner and The New Zoo Revue.

4. BROADCAST TELEVISION.

       We own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.

       Our business includes television production for network and syndication programming, motion pictures, and real estate holdings, however, revenue is primarily generated through the lease of the sound stages and production. Our past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages, We also own a small library of television content, which is ready for worldwide distribution and several major television series in advanced stages of development. Our Studio Division is composed of two properties: 920 South Commerce which is leased and 41 North Mojave which we have 1/3 equity in the real estate of 7.5 acres, 160,000 square feet of commercial space, giving us a total of 9 sound stages and a recording studio. Corporate offices are located at the Commerce Studios which houses a state-of-the art production studio, broadcast facilities, recording studios, production design construction, animation and post-production.

       Our principal offices are located  at  41  North Mojave Road, Las Vegas,
Nevada  89101-4812,  and  our telephone number is (702)  358-9000.   We  are  a
Delaware corporation.

THIS OFFERING


Shares of common stock outstanding prior to this offering:
			 52,403,986 as of January 17, 2006

Shares offered in this prospectus:
			 2,000,000

Total shares outstanding after this offering:
				   52,403,986

Use of proceeds:

	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

RISK FACTORS


       Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

       Except for historical information, the information contained in this prospectus are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.


             RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

WE HAVE ISSUED 8% CALLABLE SECURED CONVERTIBLE NOTES AND SHARE PURCHASE WARRANTS, AND OUR OBLIGATIONS UNDER THE 8% CALLABLE SECURED CONVERTIBLE NOTES AND THE WARRANTS POSE RISKS TO THE PRICE OF OUR COMMON STOCK AND OUR CONTINUING OPERATIONS.

We have executed an agreement for the issuance of 8% Callable Secured Convertible Notes, in the aggregate principal amount of $750,000. The 8% Callable Secured Convertible Notes provide that in certain circumstances the holder of the debentures may convert the outstanding principal and accrued interest, into shares of our common stock. The purchasers of the discounted 8% Callable Secured Convertible Notes and 8% Callable Secured Convertible Notes also hold an aggregate of 750,000 warrants.

THE TERMS AND CONDITIONS OF THE 8% CALLABLE SECURED CONVERTIBLE NOTES AND THE WARRANTS POSE UNIQUE AND SPECIAL RISKS TO OUR CONTINUING OPERATIONS AND THE PRICE OF OUR COMMON STOCK.

There are a large number of shares underlying our 8% Callable Secured Convertible Notes, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of January 17, 2006, we had 50,403,986 shares of common stock issued and outstanding and an obligation to reserve 15,199,661 issuable upon conversion of the Notes at current market prices. In addition, the number of shares of common stock issuable upon conversion of the outstanding 8% Callable Secured Convertible Notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR 8% CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our 8% Callable Secured Convertible Notes, based on market prices 25%, 50% and 75% below the market price, as of January 17, 2005 of $0.10.


                                With          Number of   Percentage of
% Below       Price Per       Discount         Shares      Outstanding
Market         Share           of 50%          Issuable    Stock
--------      ---------       --------       ----------   --------------
  25%         $0.0428          $0.0214       140,350,877      72.81%
  50%         $0.0285          $0.0143       210,526,316      80.07%
  75%         $0.0143          $0.0071       421,052,632      88.93%

As illustrated, the number of shares of common stock issuable upon conversion of our 8% Callable Secured Convertible Notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR 8% CALLABLE SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The 8% Callable Secured Convertible Notes are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE 8% CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the 8% Callable Secured Convertible Notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their 8% Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING 8% CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE 8% CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In August 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $750,000 principal amount of 8% Callable Secured Convertible Notes. The 8% Callable Secured Convertible Notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 8% Callable Secured Convertible Notes outstanding, the investor is obligated to purchase additional 8% Callable Secured Convertible Notes in the aggregate of $500,000. In addition, any event of default as described in the 8% Callable Secured Convertible Notes could require the early repayment of the 8% Callable Secured Convertible Notes, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the 8% Callable Secured Convertible Notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the 8% Callable Secured Convertible Notes. If we are required to repay the 8% Callable Secured Convertible Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- obtain financial information and investment experience objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                  RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Also, we have a covenant with our existing debt holders not to borrow money with out their consent unless such borrowings is on the ordinary course of business. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms, which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated March 10, 2005, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended September 31, 2004 and 2003. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our loss from operations for the fiscal years ended September 30, 2005 and September 30, 2004 were, respectively, $1,944,510 and $5,291,102. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

OUR OFFICERS IDENTIFIED SEVERAL WEAKNESSES IN OUR DISCLOSURE CONTROLS.

1. Our records of stock and equity related transactions were not updated on a timely basis and do not reflect the current ownership of ValCom as accurately as they might.

2. We recorded a significant number of audit adjustments during the fourth quarter, which were required to properly state the account balances at September 30, 2003 and September 30, 2004.

3. The minutes of the Board of Directors' and stockholders' meetings were not always complete.

4. We drafted several agreements without consulting our legal counsel.

Although, we have taken steps to correct the above- referenced and strengthen our disclosure controls, we cannot be sure that we will be successful.

                             SELLING STOCKHOLDERS

       The  table  below  sets forth information concerning the resale  of  the
shares of common stock by the  selling  stockholders.   We will not receive any
proceeds from the resale of the common stock by the selling stockholders.

       The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                SHARES BENEFICIALLY OWNED              SHARES BENEFICIALLY OWNED
                  PRIOR TO THE OFFERING                    AFTER THE OFFERING
		-------------------------	       -------------------------
                                           TOTAL
                                           SHARES
NAME		    NUMBER     PERCENT     OFFERED        NUMBER     PERCENT
----------------    ---------  -------    ---------	  ---------  -------
Vince Vellardita    9,535,549  18.20%     2,000,000       7,535,549  14.38%

   * Less than one percent.

   The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

                             PLAN OF DISTRIBUTION

       Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

       The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

       We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

       We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

INFORMATION INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

      -	      The  Annual Report on Form 10-KSB/A  for  the  fiscal  year ended September 30, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on January 19, 2006.

      - The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on January 17, 2006.

      - The Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005, filed by the registrant with the Commission on August 11, 2005.

      - The Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005, and filed by the registrant with the Commission on May 16, 2005.

      - The Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 2005, and filed by the registrant with the Commission on May 16, 2005.

      - The Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004, and filed by the registrant with the Commission on March 15, 2005.

      - The Quarterly Report on Form 10-QSB/A for the fiscal quarter ended December 31, 2004, and filed by the registrant with the Commission on March 15, 2005.

      - The Quarterly Report on Form 10-QSB/A for the fiscal quarter ended December 31, 2004, and filed by the registrant with the Commission on March 17, 2005.

      - The Current Report on Form 8-K, filed by the registrant with the Commission on April 6, 2005.

      - The Current Report on Form 8-K, filed by the registrant with the Commission on July 11, 2005.

      - The Current Report on Form 8-K, filed by the registrant with the Commission on July 26, 2005.

      - In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of ValCom shall not be personally liable to ValCom or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate the rights of ValCom and its shareholders (through shareholders' derivative suits on behalf of ValCom) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. ValCom believes that the indemnification provisions in its Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 ADDITIONAL INFORMATION AVAILABLE TO YOU

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street, NE, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is listed on The Over-The-Counter Bulletin Board.

      No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                           ------------------------
                       2,000,000 SHARES OF COMMON STOCK
                           ------------------------
                                  PROSPECTUS
                                --------------
                               January 23, 2005

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to
Part I of Form S-8 and Rule 428 of the Securities Act.


                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      -	      The  Annual Report on Form 10-KSB/A  for  the  fiscal  year ended September 30, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on January 19, 2006.

      -	      The Annual Report  on Form 10-KSB for the fiscal year ended
            September 30, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on January 17, 2006.

      -	      The Quarterly Report  on Form 10-QSB for the fiscal quarter ended June 30, 2005, filed by the registrant with the Commission on August 11, 2005.

      -	      The Quarterly Report  on Form 10-QSB for the fiscal quarter ended March 31, 2005, and filed by the registrant with the Commission on May 16, 2005.

      -	      The  Quarterly  Report  on  Form 10-QSB/A  for  the  fiscal quarter ended March 31, 2005, and filed by the registrant with the Commission on May 16, 2005.

      -	      The Quarterly Report on Form 10-QSB for the fiscal  quarter ended December 31, 2004, and filed by the registrant with the Commission on March 15, 2005.

      -	      The  Quarterly  Report  on  Form  10-QSB/A  for  the fiscal quarter ended December 31, 2004, and filed by the registrant with the Commission on March 15, 2005.

      -	      The Quarterly  Report  on  Form  10-QSB/A  for  the  fiscal quarter ended December 31, 2004, and filed by the registrant with the Commission on March 17, 2005.

      -	      The Current  Report  on  Form  8-K, filed by the registrant with the Commission on April 6, 2005.

      -	      The Current Report on Form 8-K,  filed  by  the  registrant with the Commission on July 11, 2005.

      -	      The  Current  Report  on  Form 8-K, filed by the registrant with the Commission on July 26, 2005.

      -	      In  addition,  all  documents  subsequently  filed  by  the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 ("Indemnification of officers, directors, employees and agents; insurance") of the Delaware General Corporation Law provides in pertinent part as follows:

"(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present and former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person " Article Nine of the registrant's Amended and Restated Certificate of Incorporation authorizes the registrant to indemnify any current or former director, officer, employee, or agent of the registrant against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Ninth further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Article IX of the registrant's Bylaws provides that the registrant "shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Delaware law existing now or hereinafter enacted."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

      EXHIBIT
      NUMBER      EXHIBIT

      4.1         2006 Executive Stock Compensation Plan
      5.1         Opinion of Sichenzia Ross Friedman Ference LLP
      1.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1
      1.2         Consent of Armando Ibarra CPA

ITEM 9.  UNDERTAKINGS.


The undersigned registrant hereby undertakes:


 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


 Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the Registration Statement is on Form S-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:


      (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


      (B) Each  prospectus  required  to  be  filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.


(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


      (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;


      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;


      (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and


      (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on this 23rd of January, 2006.

   VALCOM, INC.

   By:  /s/ Vince Vellardita
	--------------------
            Vince Vellardita
            President, Chief
	    Executive Officer
	    and Chairman
       (Principal Executive Officer)

   By:  /s/ Sandra Markham
	------------------
            Sandra Markham
            Secretary and
	    Treasurer
       (Principal Financial Officer)

                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Vince Vellardita his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                            Title                             Date

/s/ Vince Vellardita	 President Chief Executive Officer and Chairman		January 23, 2006
--------------------
    Vince Vellardita                (Principal Executive Officer)

/s/ Sandra Markham              	Secretary and Treasurer            	January 23, 2006
------------------
    Sandra Markham                  (Principal Financial Officer)

/s/ Bonnie Nelson                       	Director                   	January 23, 2006
-----------------
    Bonnie Nelson

/s/ Richard  Shintaku                   	Director                   	January 23, 2006
---------------------
    Richard  Shintaku

      EXHIBIT
      NUMBER      EXHIBIT

      4.1         2006 Executive Stock Compensation Plan
      5.1         Opinion of Sichenzia Ross Friedman Ference LLP
      23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1
      23.2        Consent of Armando Ibarra CPA

EXHIBIT 4.1


                                 VALCOM, INC.
                    2006 EXECUTIVE STOCK COMPENSATION PLAN


      THIS VALCOM, INC. 2006 EXECUTIVE STOCK COMPENSATION PLAN (the "PLAN") is designed to retain executive officers and directors and reward them for making major contributions to the success of the Company.

1. Definitions.

   (a)"BOARD" - The Board of Directors of the Company.

   (b)"CODE" - The Internal Revenue Code of 1986, as amended from time to time.

   (c)"COMMITTEE" - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 ("RULE 16B-3") promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

   (d)"COMPANY" - ValCom, Inc. and its subsidiaries including subsidiaries of subsidiaries.

   (e)"EXCHANGE ACT" - The Securities Exchange Act of 1934, as amended from time to time.

   (f)"FAIR MARKET VALUE" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

   (g)"GRANT" - The grant of any stock award to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

   (h)"GRANT AGREEMENT" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

   (i)"PARTICIPANT" - An outside consultants, professional and service provider of the Company to whom an Award has been made under the Plan.

   (j)"SECURITIES ACT" - The Securities Act of 1933, as amended from time to time.

   (k)"STOCK" - Authorized and issued or unissued shares of common stock of the Company.

   (l)"STOCK AWARD" - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2. Administration.
   The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Stock Awards; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their engagement for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3. Eligibility.

   The persons who shall be eligible to receive Grants shall be executive officers and directors

4. Stock.

   (a)Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

   (b)Number of Shares: Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Stock Awards granted under the Plan shall not exceed Two Million (2,000,000) shares. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unvested shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

   (c)Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5. Stock Awards.

         All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in a Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement.

   (a)Conditions and Restrictions. Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as "RESTRICTED STOCK." Further, with Board or Committee approval, Stock Awards may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 5(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Board or Committee may establish.

   (b)Cancellation and Rescission of Grants. Unless the Stock Award Agreement specifies otherwise, the Board or Committee, as applicable, may cancel any unvested or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:

      (i)A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose engagement has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-engagement responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

      (ii)A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after engagement with the Company.

      (iii) A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during engagement by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

      (iv)Upon  exercise,  payment  or  delivery  pursuant   to  a  Grant,  the
         Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan.

   (c)Nonassignability.

      (i)Except  pursuant  to  Section  5(e)(iii)  and  except  as set forth in
         Section 5(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to, anyone other than the Participant to whom it was granted.

      (ii)Where a Participant terminates engagement and retains a Grant pursuant to Section 5(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Awards.

   (d)Termination of Engagement. If the engagement or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 5(e), all unvested or deferred Stock Awards shall be cancelled immediately, unless the Stock Award Agreement provides otherwise:

      (i)Retirement Under a Company Retirement Plan. When a Participant's engagement terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit Stock Awards to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and vesting of any such Grants may be accelerated.

      (ii)Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the vesting of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 8 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

      (iii) Death or Disability of a Participant.

         (1)In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

         (2)In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

         (3)After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

         (4)In the event of uncertainty as to interpretation of or controversies concerning this Section 5, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

6. Investment Intent. All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall
   (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of receiving the Stock as compensation, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

7. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Stock Award outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

         In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) covered by outstanding Stock Awards; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

8. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Stock Awards or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

9. Availability of Information. During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be payable, the Company shall make available, not later than one hundred and twenty
   (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

10.Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

11.Indemnification   of   Board.   In   addition   to   such  other  rights  or
   indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

12.Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

13.Termination Date.   The  Plan  shall  terminate  ten years later, subject to
   earlier termination by the Board pursuant to Section 7.

                                          VALCOM, INC.
                                          a Delaware corporation

                                          By:    /s/ Vince Vellardita
                                          Its:   Chief Executive Officer

EXHIBIT 5.1

                      SICHENZIA ROSS FRIEDMAN FERENCE LLP
                               Attorneys At Law
                          1065 Avenue of the Americas
                           New York, New York 10018
                             _____________________
                           Telephone: (212) 930-9700
                          Facsimile:  (212) 930-9725
                           E-Mail: srflaw@i-2000.com

                                                 January 23, 2005

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

      Re:   ValCom, Inc.
            Form S-8 Registration Statement


Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by ValCom, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              /s/ Sichenzia Ross Friedman Ference LLP
			      ---------------------------------------
                                  Sichenzia Ross Friedman Ference LLP

EXHIBIT 23.2



 		   A  C  I ARMANDO C. IBARRA
                  CERTIFIED PUBLIC ACCOUNTANTS
                   A PROFESSIONAL CORPORATION



Armando C. Ibarra, C.P.A.
Members of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board


January 24, 2006



To Whom It May Concern:


The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the Incorporation by reference our audit report of January 19, 2006 (amended), on the audited financial statements of Valcom, Inc. as of September 30, 2005 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ ARMANDO C. IBARRA, C.P.A.
-----------------------------
    ARMANDO C. IBARRA, C.P.A.


                     371 E. STREET, CHULA VISTA, CA 91910
                              TEL: (619) 422-1348
                              FAX: (619) 422-1465